Exhibit A

Mr. Le also directly owns an employee stock option to purchase 10,000 shares of Class A common stock with (i) an exercise price of $189.16 per share and (ii) an expiration date of March 8, 2027. The 10,000 shares subject to this option vested on March 8, 2021.

Mr. Le also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $131.53 per share and (ii) an expiration date of February 8, 2028. The 20,000 shares subject to this option vested on February 8, 2022.

Mr. Le also directly owns an employee stock option to purchase 75,000 shares of Class A common stock with (i) an exercise price of $151.60 per share and (ii) an expiration date of November 22, 2029. Of the 75,000 shares subject to this option, 25,000 shares vested on November 22, 2021, 25,000 shares vested on November 22, 2022, and 25,000 shares are scheduled to vest on November
22, 2023.

Mr. Le also directly owns an employee stock option to purchase 40,000 shares of Class A common stock with (i) an exercise price of $691.23 per share and (ii) an expiration date of February 23, 2031. Of the 40,000 shares subject to this option, 10,000 shares vested on February 23, 2022, 10,000 shares vested on February 23, 2023, 10,000 shares are scheduled to vest on February 23,
2024 and 10,000 shares are scheduled to vest on February 23, 2025.

Mr. Le also directly owns an employee stock option to purchase 40,000 shares of Class A common stock with (i) an exercise price of $404.60 per share and (ii) an expiration date of February 17, 2032. Of the 40,000 shares subject to this option, 10,000 shares vested on February 17, 2023, 10,000 shares are scheduled to vest on February 17, 2024, 10,000 shares are scheduled to vest on February 17, 2025 and 10,000 shares are scheduled to vest on February
17, 2026.

Mr. Le also directly owns an employee stock option to purchase 60,000 shares of Class A common stock with (i) an exercise price of $231.25 per share and (ii) an expiration date of September 13, 2032. Of the 60,000 shares subject to this option, 15,000 shares are scheduled to vest on
September 13, 2023, 15,000 shares are scheduled to vest on September 13, 2024,
15,000 shares are scheduled to vest on September 13, 2025 and 15,000 shares are scheduled to vest on September 13, 2026.

Mr. Le also directly owns restricted stock units with the contingent right to receive 500 shares of Class A common stock. Of these 500 shares, 250 shares are scheduled to vest on November 13, 2023 and 250 shares are scheduled to vest on November 13, 2024.